Exhibit 16.1

David T.                                             Certified Public Accountant
  Thomson P.C. ______________________________________



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

I have read Item 4 included in the attached Form 8-K dated October 28, 2002 of EMPS Corporation and am in agreement with the statements contained therein.

Very truly yours,

/s/ David T. Thomson, P.C.
--------------------------
David T. Thomson P.C.
November 4, 2002


              P.O. Box 571605 - Murray, Utah 84157 - (801) 966-9481